UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

Talmer Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On January 26, 2016, Talmer Bancorp, Inc. (“Talmer”), holding company for Talmer Bank and Trust, issued a press release announcing its financial results for the quarter ended December 31, 2015. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On January 25, 2016, the Board of Directors of Talmer Bancorp, Inc. declared a quarterly dividend of $0.05 per share on our Class A common stock to be paid on February 18, 2016 to shareholders of record of our Class A common stock as of February 4, 2016.

In light of today’s announcement that Talmer has entered into a merger agreement with Chemical Financial Corporation, Talmer has cancelled its live conference webcast to review fourth quarter 2015 financial results that was scheduled for 10:00 a.m. ET on Thursday, January 28, 2016. Instead, Talmer and Chemical Financial Corporation will jointly host a live conference call today at 11:00 a.m. ET to discuss the merger and Talmer will also discuss its fourth quarter 2015 financial results. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-800-289-0459 and entering 430440 for the participant passcode. The call will also be broadcast live over the Internet hosted on Chemical Financial Corporation’s website at www.chemicalbankmi.com under the “Investor Info” section.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.    Description
99.1        Earnings press release dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: January 26, 2016	By: /s/ David T. Provost
David T. Provost
Chief Executive Officer

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